Exhibit 5.3

September 29, 2010

Expedia, Inc.

333 108th Avenue N.E.

Bellevue, Washington 98004

RE:	Expedia, Inc. Registration Statement on Form S-4 initially filed on September 29, 2010

Ladies and Gentlemen:

We have acted as special Nevada counsel to Expedia, Inc., a Delaware corporation (“Expedia Delaware”), Travelscape, LLC, a Nevada limited liability company (“Travelscape”), Expedia US, Inc., a Nevada corporation (“Expedia US”), Egencia LLC, a Nevada limited liability company (“Egencia”), and Classic Vacations, LLC, a Nevada limited liability company (“Classic Vacations”, together with Travelscape, Expedia US and Egencia, the “Nevada Parties”), in connection with the registration, pursuant to a registration statement on Form S-4 (the “Registration Statement”), initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) on September 29, 2010, of the proposed offer by Expedia Delaware to exchange an aggregate principal amount of up to $750,000,000.00 of its outstanding unregistered 5.95% Senior Notes due 2020 and the related guarantees for (i) a like principal amount of 5.95% Senior Notes due 2020 registered under the Act (the “Registered Notes”), and (ii) guarantees of the Registered Notes, also registered under the Act, by the Nevada Parties pursuant to the Indenture (defined below).

In rendering the opinions set forth herein, we have examined originals or copies of the following documents:

(i) the Indenture dated as of August 5, 2010, by and among Expedia Delaware, certain subsidiaries of Expedia Delaware, and The Bank of New York Mellon Trust Company, N.A., as trustee, and the exhibits thereto (the “Indenture”);

(ii) the Articles of Conversion filed with the Nevada Secretary of State on August 3, 2005, for the purpose of converting Travelscape, Inc., a Nevada corporation, into a limited liability company, the Articles of Organization of Travelscape filed with the Secretary of State of Nevada on August 3, 2005, as amended by that certain Certificate of Amendment thereto filed with the Nevada Secretary of State on August 10, 2005;

Holland & Hart LLP    Attorneys at Law

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(iii) the Operating Agreement of Travelscape dated as of August 3, 2005;

(iv) the resolutions of the sole Member of Travelscape with respect to the transactions contemplated under the Indenture adopted by that certain Travelscape, LLC Written Consent of the Sole Member dated July 29, 2010;

(v) Certificate of Existence as to Travelscape issued by the Nevada Secretary of State on September 27, 2010 (the “Travelscape Good Standing Certificate”);

(vi) the Articles of Incorporation of IACT US, Inc. filed with the Secretary of State of Nevada on January 27, 2004, as amended by that certain Certificate of Amendment thereto filed with the Secretary of State of Nevada on April 25, 2007, for the purpose of changing the name of the corporation to Expedia US, Inc.;

(vii) the Bylaws of Expedia US adopted on January 27, 2004;

(viii) the resolutions of the board of directors of Expedia US with respect to the transactions contemplated under the Indenture adopted by that certain Unanimous Written Consent of Directors of Expedia US dated July 29, 2010;

(ix) Certificate of Existence as to Expedia US issued by the Nevada Secretary of State on September 27, 2010 (the “Expedia US Good Standing Certificate”);

(x) Articles of Conversion filed with the Nevada Secretary of State on April 16, 2004, for the purpose of converting Expedia Corporate Travel, Inc., a Nevada corporation into Expedia Corporate Travel, LLC, a Nevada limited liability company, the Articles of Organization of Expedia Corporate Travel, LLC, a Nevada limited liability company, filed with the Nevada Secretary of State on April 16, 2004, as amended by that certain Certificate of Amendment of Articles of Organization filed with the Nevada Secretary of State on June 13, 2008, for the purpose of changing the name of Expedia Corporate Travel, LLC to Egencia LLC;

(xi) the Amended and Restated Operating Agreement of Egencia dated as of March 15, 2010;

(xii) the resolutions of the sole member of Egencia with respect to the transactions contemplated under the Indenture adopted by that certain Egencia Written Consent of the Sole Member dated July 29, 2010;

(xiii) Certificate of Existence as to Egencia issued by the Nevada Secretary of State on September 27, 2010 (the “Egencia Good Standing Certificate”);

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(xiv) Articles of Conversion filed with the Nevada Secretary of State on September 19, 2005, for the purpose of converting Classic Custom Vacations, Inc., a Nevada corporation, to Classic Custom Vacations, LLC, a Nevada limited liability company, the Articles of Organization of Classic Custom Vacations, LLC, a Nevada limited liability company, filed with the Nevada Secretary of State on September 19, 2005, as amended by that certain Certificate of Amendment of Articles of Organization filed with the Nevada Secretary of State on November 28, 2005, for the purpose of changing the name of Classic Custom Vacations, LLC to Classic Vacations, LLC;

(xv) the Operating Agreement of Classic Custom Vacations, LLC dated as of September 19, 2005;

(xvi) the resolutions of the sole member of Classic Vacations, LLC with respect to the transactions contemplated under the Indenture adopted by that certain Classic Vacations, LLC Written Consent of the Sole Member dated July 29, 2010; and

(xvii) Certificate of Existence as to Classic Vacations issued by the Nevada Secretary of State on September 27, 2010 (the “Classic Vacations Good Standing Certificate”).

We have reviewed such other agreements, instruments and documents, and such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below. In addition, we have examined originals or copies, certified to our satisfaction, of such certificates of public officials and officers and representatives of the Nevada Parties and we have made such inquiries of officers and representatives of the Nevada Parties as we have deemed relevant or necessary, as the basis for the opinions set forth herein. We have not, however, investigated or verified such matters of fact and do not opine as to or confirm the accuracy or completeness of such matters of fact.

Our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to parties to transactions of the type and nature described in the Indenture.

The opinions expressed herein are limited to the matters expressly opined on herein, and no other opinions may be implied or inferred.

In rendering the opinions expressed below, we have, with your consent, assumed that the signatures of persons signing all documents in connection with which this opinion is rendered are genuine, all documents submitted to us as originals or duplicate originals are authentic and all documents submitted to us as copies, whether certified or not, conform to authentic original documents and the legal capacity of all natural

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persons executing such documents. Additionally, we have, with your consent, assumed and relied upon, the following:

(a) the accuracy and completeness of all certificates and other statements, documents and records reviewed by us, and the accuracy and completeness of all schedules and exhibits contained in the Indenture, with respect to the factual matters set forth therein (we have not, however, investigated or verified such matters of fact and do not opine as to or confirm the accuracy or completeness of such matters of fact);

(b) other than with respect to Expedia Delaware and the Nevada Parties, the Indenture has been duly authorized, executed and delivered by each of the parties thereto;

(c) other than with respect to Expedia Delaware and the Nevada Parties, the persons who executed, acknowledged and delivered the Indenture on behalf of the parties thereto were duly authorized to do so by each such party;

(d) other than with respect to Expedia Delaware and the Nevada Parties, all parties to the Indenture or other documents which have been or which may be executed in connection with this transaction have the power to enter into and perform all obligations thereunder and that all requisite actions by such parties have occurred;

(e) there has not been any mutual mistake of fact, fraud, duress or undue influence;

(f) the conduct of the parties to the Indenture have complied with any requirement of good faith, fair dealing and conscionability;

(g) originals of the executed Indenture have been exchanged among all parties thereto;

(h) all exhibits referenced in the Indenture have been properly labeled and attached to the Indenture; and

(i) the resolutions in items (iv), (viii), (xii) and (xvi) in the list of the examined documents have not been rescinded, withdrawn or modified in any respect.

In rendering the opinion in paragraph 1 below as to the good standing of Travelscape, we have relied solely upon the Travelscape Good Standing Certificate. In rendering the opinion in paragraph 3 below as to the good standing of Expedia US, we have relied solely upon the Expedia US Good Standing Certificate. In rendering the opinion in paragraph 5 below as to the good standing of Egencia, we have relied solely upon the Egencia Good Standing Certificate. In rendering the opinion in paragraph 7

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below as to the good standing of Classic Vacations, we have relied solely upon the Classic Vacations Good Standing Certificate.

Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that:

1. Travelscape (a) is a limited liability company validly existing and in good standing under the laws of the State of Nevada and (b) has the requisite limited liability company power and authority to guarantee the Registered Notes pursuant to the terms of the Indenture.

2. Travelscape’s guarantee of the Registered Notes pursuant to the terms of the Indenture has been duly authorized by all necessary limited liability company action and the Indenture has been validly authorized, executed and delivered by Travelscape.

3. Expedia US (a) is a corporation validly existing and in good standing under the laws of the State of Nevada and (b) has the requisite corporate power and authority to guarantee the Registered Notes pursuant to the terms of the Indenture.

4. Expedia US’s guarantee of the Registered Notes pursuant to the terms of the Indenture has been duly authorized by all necessary corporate action and the Indenture has been validly authorized, executed and delivered by Expedia US.

5. Egencia (a) is a limited liability company validly existing and in good standing under the laws of the State of Nevada and (b) has the requisite limited liability company power and authority to guarantee the Registered Notes pursuant to the terms of the Indenture.

6. Egencia’s guarantee of the Registered Notes pursuant to the terms of the Indenture has been duly authorized by all necessary limited liability company action and the Indenture has been validly authorized, executed and delivered by Egencia.

7. Classic Vacations (a) is a limited liability company validly existing and in good standing under the laws of the State of Nevada and (b) has the requisite limited liability company power and authority to guarantee the Registered Notes pursuant to the terms of the Indenture.

8. Classic Vacations’ guarantee of the Registered Notes pursuant to the terms of the Indenture has been duly authorized by all necessary limited liability company action and the Indenture has been validly authorized, executed and delivered by Classic Vacations.

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The opinions expressed herein are based upon and are limited to the laws of the State of Nevada and we express no opinion with respect to the laws of any other state or jurisdiction or federal law.

Our opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

We hereby consent to the reliance by Wachtell, Lipton, Rosen & Katz on the opinions expressed herein. Additionally, we hereby consent to the filing of copies of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters”, but in giving this consent we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Holland & Hart LLP